LAKE RUDOLPH - INDIANA

SUN

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2021

CASTAWAYS- MARYLAND

BUTTONWOOD BAY - FLORIDA

CIDER MILL CROSSINGS- MICHIGAN

NEWS RELEASE
April 26, 2021

Sun Communities, Inc. Reports 2021 First Quarter Results

Southfield, Michigan, April 26, 2021 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas, (collectively, the "properties"), today reported its first quarter results for 2021.

Financial Results for the Quarter Ended March 31, 2021

For the quarter ended March 31, 2021, total revenues increased $131.7 million, or 42.4 percent, to approximately $442.0 million compared to $310.3 million for the same period in 2020. Net income attributable to common stockholders was $24.8 million, or $0.23 per diluted common share, for the quarter ended March 31, 2021, as compared to net loss attributable to common stockholders of $16.1 million, or $0.17 per diluted common share, for the same period in 2020.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended March 31, 2021, was $1.26 per diluted share and OP unit ("Share") as compared to $1.22 in the corresponding period in 2020, a 3.3 percent increase.

•Same Community(2) Net Operating Income ("NOI")(1) increased by 2.7 percent for the quarter ended March 31, 2021, as compared to the corresponding period in 2020.

•Same Community(2) Occupancy increased by 190 basis points to 98.8 percent, as compared to 96.9 percent at March 31, 2020.

•MH and Annual RV Revenue Producing Sites increased by 514 sites in the quarter ended March 31, 2021, bringing total portfolio occupancy to 97.3 percent at March 31, 2021, as compared to an increase of 300 sites in the corresponding period in 2020 and total portfolio occupancy of 96.7 percent at March 31, 2020.

•Home Sales Volume increased 9.4 percent for the quarter ended March 31, 2021, as compared to the same period in 2020.

•Acquisitions totaled $183.0 million during and subsequent to the quarter ended March 31, 2021, including 2 MH communities, 6 RV resorts and 4 marinas.

Gary Shiffman, Chief Executive Officer stated, "Sun delivered a strong start to the year, as we continued to benefit from both the stability of our portfolio and the contribution of our growth initiatives across manufactured housing, RV resorts and marinas. Sustained demand for affordable housing and the desire for RV vacations are providing strong tailwinds, while marinas continue to exhibit durable customer retention and growth. With increased rates of vaccination and the beginning of a return to normalcy, we are seeing higher
i

forward RV bookings providing better visibility into a stronger year ahead. Accordingly, we have increased our earnings guidance to reflect this confidence. To enhance our growth, we delivered approximately 350 ground-up development and expansion sites, and deployed $183.0 million into the acquisition of irreplaceable assets. As we execute on our investment strategies and further reinforce the high quality of our brand and offerings to our residents and guests, we are well positioned to continue to deliver industry-leading results."

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.3 percent at March 31, 2021, compared to 96.7 percent at March 31, 2020, an increase of 60 basis points.

During the quarter ended March 31, 2021, MH and annual RV revenue producing sites increased by 514 sites, as compared to an increase of 300 revenue producing sites during the quarter ended March 31, 2020.

Same Community(2) Results

For the 407 MH and RV properties owned and operated by the Company since January 1, 2020, NOI(1) for the quarter ended March 31, 2021 increased 2.7 percent over the same period in 2020, driven by a 3.5 percent increase in revenues. Same Community occupancy(3) increased to 98.8 percent at March 31, 2021 from 96.9 percent at March 31, 2020.

For the MH same community properties, NOI(1) increased by 4.9 percent in the quarter ended March 31, 2021, driven by a 5.1 percent increase in revenues and offset by a 5.7 percent increase in property operating expenses.

For the RV same community properties, NOI(1) declined by 4.0 percent in the quarter ended March 31, 2021, driven by a 0.2 percent decline in revenues and a 5.3 percent increase in property operating expenses. RV same community revenues were impacted by the continued Canadian border closure and the California shelter-in-place order that ran through early February 2021.

Home Sales

During the quarter ended March 31, 2021, the Company sold 835 homes as compared to 763 homes in the same period in 2020. The Company sold 149 and 119 new homes for the quarters ended March 31, 2021 and 2020, respectively, an increase of 25.2 percent. Pre-owned home sales were 686 in the first quarter 2021 as compared to 644 in the same period in 2020, an increase of 6.5 percent.

Marina Results

Marina NOI was $31.4 million for the quarter ended March 31, 2021. Refer to page 14 for additional information regarding the marina portfolio operating results.

PORTFOLIO ACTIVITY

Acquisitions

During and subsequent to the quarter ended March 31, 2021, the Company acquired the following communities, resorts and marinas:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	State / Providence	Total Purchase Price (in millions)	Month Acquired
Association Island KOA	RV	294	NY	$15.0	January
Blue Water Beach Resort	RV	177	UT	9.0	February
Tranquility MHC	MH	25	FL	1.3	February
Islamorada and Angler House(a)	Marina	251	FL	18.0	February
Prime Martha’s Vineyard(a)	Marina	390	MA	22.2	March
Pleasant Beach Campground	RV	102	ON	1.6	March
Cherrystone Family Camping Resort	RV	669	VA	59.9	March
Beachwood Resort	RV	672	WA	7.0	March
Subtotal		2,580		134.0

Acquisitions subsequent to quarter end
Themeworld RV Resort	RV	148	FL	25.0	April
Sylvan Glen Estates(b)	MH	476	MI	24.0	April
Subtotal		624		49.0
Total acquisitions		3,204		$183.0

(a) Includes two marinas.
(b) In conjunction with the acquisition, the Company issued 240,000 Series J preferred OP units.

Construction Activity

During the quarter ended March 31, 2021, the Company completed the construction of nearly 250 sites in its newly opened ground-up development in San Diego, California, and over 100 expansion sites in a Texas MH community.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of March 31, 2021, the Company had approximately $4.4 billion of debt outstanding. The weighted average interest rate was 3.4 percent and the weighted average maturity was 9.5 years. The Company had $105.1 million of unrestricted cash on hand. At March 31, 2021, the Company's net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.1 times.

Equity Transaction

In March 2021, the Company completed a $1.1 billion underwritten public offering of an aggregate 8,050,000 shares at a public offering price of $140.00 per share, before underwriting discounts and commissions. The offering consisted of 4,000,000 shares offered directly by the Company and 4,050,000 shares offered under a forward equity sales agreement. The Company sold the 4,000,000 shares on March 9, 2021 and received net proceeds of $537.6 million which it used to pay down revolving debt. The Company expects to settle the remaining forward equity sales agreement by March 2022.

Reporting Changes

Refer to the Summary of 2021 Reporting Changes document, which can be found in the Investor Relations section of the Company’s website, for additional information regarding updated and expanded reporting implemented during the quarter.

2021 GUIDANCE

The Company is revising its 2021 guidance for the following metrics:

		Previous Range	Revised Range
		FY 2021E	FY 2021E	2Q 2021E
Basic earnings per share		$1.66 - $1.82	$1.68 - $1.84	$0.53 - $0.57
Core FFO(1) per fully diluted Share		$5.79 - $5.95	$5.92 - $6.08	$1.57 - $1.63

	1Q21	2Q21	3Q21	4Q21
Seasonality of Core FFO(1) per fully diluted Share	21.0%	26.6%	32.1%	20.3%
Seasonality of Core FFO(1) per fully diluted Share is based off of the midpoint of full year guidance.

	Previous Range	Revised Range
	FY 2021E	FY 2021E	2Q 2021E
Same Community NOI(1) growth	5.6% - 6.6%	7.5% - 8.5%	16.4% - 17.4%

Guidance estimates include acquisitions completed through the date of this release and exclude any prospective acquisitions or capital markets activity. The settlement of the remaining 4,050,000 shares offered under the March 2021 forward equity sales agreement, is not included in guidance.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Cautionary Statement Regarding Forward-Looking Statements."
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EARNINGS CONFERENCE CALL

A conference call to discuss first quarter results will be held on Tuesday, April 27, 2021 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through May 11, 2021 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13717209. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2021, owned, operated, or had an interest in a portfolio of 562 developed MH, RV and marina properties comprising over 151,600 developed sites and nearly 38,800 wet slips and dry storage spaces in 39 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company's control. These risks, uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•outbreaks of disease, including the COVID-19 pandemic, and related stay at home orders, quarantine policies and restrictions on travel, trade and business operations;
•changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•the Company's liquidity and refinancing demands;
•the Company's ability to obtain or refinance maturing debt;
•the Company's ability to maintain compliance with covenants contained in its debt facilities;
•availability of capital;

•changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;
•the Company's ability to maintain rental rates and occupancy levels;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•increases in interest rates and operating costs, including insurance premiums and real property taxes;
•risks related to natural disasters such as hurricanes, earthquakes, floods, and wildfires;
•general volatility of the capital markets and the market price of shares of the Company's capital stock;
•the Company's ability to maintain its status as a REIT;
•changes in real estate and zoning laws and regulations;
•legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•litigation, judgments or settlements;
•competitive market forces;
•ability of purchasers of manufactured homes and boats to obtain financing; and
•level of repossessions by manufactured home and lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
RBC Capital Markets	Brad Heffern	(512) 708-6311	brad.heffern@rbccm.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
1st Quarter 2021 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2021)

784
1,200
9,152
2,165
324
927
3,415
5,661
132
9,701
2,164
475
413
976
578
226
5,163
588
29,633
4,398
2,151
4,176
2,925
1,408
2,268
545
366
155
432
142
551
1,355
2,712
45,834
3,796
2,500
1,262
1,083
2,306
2,544
1,536
3,141
2,524
146
2,995
503
2,232
928 / 2,613
2,676
2,005 / 3,257
3,160 / 392
1,715
1,852 / 2,104
Total Number of Sites /
Wet Slips and Dry Storage Spaces: 190,365
Headquarters
MH & RV Sites (151,612)
Marina Wet Slips & Dry Storage Spaces (38,753)

1st Quarter 2021 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Financial Information
Total revenues	$442,015	$384,265	$400,514	$303,266	$310,302
Net income / (loss)	$27,941	$9,818	$89,756	$63,355	$(15,478)
Net income / (loss) attributable to Sun Communities Inc. common stockholders	$24,782	$7,586	$81,204	$58,910	$(16,086)
Basic earnings / (loss) per share*	$0.23	$0.07	$0.83	$0.61	$(0.17)
Diluted earnings / (loss) per share*	$0.23	$0.07	$0.83	$0.61	$(0.17)

Cash distributions declared per common share*	$0.83	$0.79	$0.79	$0.79	$0.79

Recurring EBITDA(1)	$190,830	$168,527	$199,321	$148,650	$156,552
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$135,925	$110,849	$165,209	$118,092	$95,046
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$141,036	$124,872	$162,624	$110,325	$117,267
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.22	$1.03	$1.63	$1.20	$0.98
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.26	$1.16	$1.60	$1.12	$1.22

Balance Sheet
Total assets	$11,454,209	$11,206,586	$8,335,717	$8,348,659	$8,209,047
Total debt	$4,417,935	$4,757,076	$3,340,613	$3,390,771	$3,926,494
Total liabilities	$5,101,512	$5,314,879	$3,791,922	$3,845,308	$4,346,127

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Operating Information*
Properties	562	552	432	426	424

Manufactured home sites	96,876	96,688	95,209	94,232	93,834
Annual RV sites	28,441	27,564	26,817	26,240	26,148
Transient RV sites	26,295	25,043	23,728	22,360	21,880
Total sites	151,612	149,295	145,754	142,832	141,862
Marina wet slips and dry storage spaces	38,753	38,152	N/A	N/A	N/A

MH occupancy	96.5%	96.6%	96.4%	96.5%	95.8%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.3%	97.3%	97.2%	97.3%	96.7%

New home sales	149	156	155	140	119
Pre-owned home sales	686	626	555	471	644
Total home sales	835	782	710	611	763

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Revenue Producing Site Gains(5)
MH net leased sites	127	247	349	759	287
RV net leased sites	387	331	427	92	13
Total net leased sites	514	578	776	851	300
1st Quarter 2021 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	March 31, 2021	December 31, 2020
Assets
Land	$2,190,762	$2,119,364
Land improvements and buildings	8,664,199	8,480,597
Rental homes and improvements	652,559	637,603
Furniture, fixtures and equipment	491,735	447,039
Investment property	11,999,255	11,684,603
Accumulated depreciation	(2,088,105)	(1,968,812)
Investment property, net	9,911,150	9,715,791
Cash, cash equivalents and restricted cash	120,174	92,641
Marketable securities	127,821	124,726
Inventory of manufactured homes	43,242	46,643
Notes and other receivables, net	249,009	221,650
Goodwill	438,842	428,833
Other intangible assets, net	300,554	305,611
Other assets, net	263,417	270,691
Total Assets	$11,454,209	$11,206,586
Liabilities
Mortgage loans payable	$3,430,420	$3,444,967
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663
Lines of credit and other debt	917,603	1,242,197
Distributions payable	95,076	86,988
Advanced reservation deposits and rent	280,301	187,730
Accrued expenses and accounts payable	160,072	148,435
Other liabilities	148,128	134,650
Total Liabilities	5,101,512	5,314,879
Commitments and contingencies
Temporary equity	261,059	264,379
Stockholders' Equity
Common stock	1,118	1,076
Additional paid-in capital	7,618,128	7,087,658
Accumulated other comprehensive loss	4,033	3,178
Distributions in excess of accumulated earnings	(1,631,044)	(1,566,636)
Total Sun Communities, Inc. stockholders' equity	5,992,235	5,525,276
Noncontrolling interests
Common and preferred OP units	82,502	85,968
Consolidated variable interest entities	16,901	16,084
Total noncontrolling interests	99,403	102,052
Total Stockholders' Equity	6,091,638	5,627,328
Total Liabilities, Temporary Equity and Stockholders' Equity	$11,454,209	$11,206,586
1st Quarter 2021 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020	Change	% Change
Revenues
Real property (excluding transient)	$298,077	$228,002	$70,075	30.7%
Real property - transient	32,536	30,347	2,189	7.2%
Home sales	52,199	40,587	11,612	28.6%
Service, retail, dining and entertainment	50,612	5,103	45,509	891.8%
Interest	2,631	2,350	281	12.0%
Brokerage commissions and other, net	5,960	3,913	2,047	52.3%
Total Revenues	442,015	310,302	131,713	42.4%
Expenses
Property operating and maintenance	103,553	69,834	33,719	48.3%
Real estate tax	22,408	17,176	5,232	30.5%
Home costs and selling	41,590	34,039	7,551	22.2%
Service, retail, dining and entertainment	45,431	6,682	38,749	579.9%
General and administrative	38,203	25,349	12,854	50.7%
Catastrophic event-related charges, net	2,414	606	1,808	298.3%
Business combination	1,232	—	1,232	N/A
Depreciation and amortization	123,304	83,689	39,615	47.3%
Loss on extinguishment of debt	—	3,279	(3,279)	(100.0)%
Interest	39,517	32,416	7,101	21.9%
Interest on mandatorily redeemable preferred OP units / equity	1,036	1,041	(5)	(0.5)%
Total Expenses	418,688	274,111	144,577	52.7%
Income Before Other Items	23,327	36,191	(12,864)	(35.5)%
Gain / (loss) on remeasurement of marketable securities	3,661	(28,647)	32,308	112.8%
Gain / (loss) on foreign currency translation	25	(17,479)	17,504	100.1%
Other expense, net(6)	(1,099)	(972)	(127)	(13.1)%
Income / (loss) on remeasurement of notes receivable	376	(2,112)	2,488	117.8%
Income from nonconsolidated affiliates	1,171	52	1,119	N/M
Income / (loss) on remeasurement of investment in nonconsolidated affiliates	104	(2,191)	2,295	104.7%
Current tax benefit / (expense)	229	(450)	679	150.9%
Deferred tax benefit	147	130	17	13.1%
Net Income / (Loss)	27,941	(15,478)	43,419	280.5%
Less: Preferred return to preferred OP units / equity	2,864	1,570	1,294	82.4%
Less: Income / (loss) attributable to noncontrolling interests	295	(962)	1,257	130.7%
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$24,782	$(16,086)	$40,868	254.1%

Weighted average common shares outstanding - basic	107,932	92,410	15,522	16.8%
Weighted average common shares outstanding - diluted	108,161	92,411	15,750	17.0%

Basic earnings / (loss) per share	$0.23	$(0.17)	$0.40	235.3%
Diluted earnings / (loss) per share	$0.23	$(0.17)	$0.40	235.3%
N/M = Percentage change is not meaningful.
1st Quarter 2021 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of March 31, 2021

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(1)	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	111,835	N/A	N/A	N/A	$3.32^

Convertible Securities
Common OP units	2,582	1.0000	2,582	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	290	2.4390	708	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
^ Annual distribution is based on the last quarterly distribution annualized.
(1)Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of March 31, 2021

Equity	Shares	Share Price*	Total
Common shares	111,835	$150.04	$16,779,723
Common OP units	2,582	$150.04	387,403
Subtotal	114,417		$17,167,126

Preferred OP units as converted	2,704	$150.04	$405,708
Total diluted shares outstanding	117,121		17,572,834

Debt
Mortgage loans payable			$3,430,420
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit and other debt			917,603
Total debt			$4,417,935

Total Capitalization			$21,990,769
1st Quarter 2021 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2021 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$24,782	$(16,086)
Adjustments
Depreciation and amortization	123,076	83,752
Depreciation on nonconsolidated affiliates	30	—
(Gain) / loss on remeasurement of marketable securities	(3,661)	28,647
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(104)	2,191
(Gain) / loss on remeasurement of notes receivable	(376)	2,112
Loss attributable to noncontrolling interests	(147)	(882)
Preferred return to preferred OP units	480	874
Gain on disposition of assets, net	(8,155)	(5,562)
FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$135,925	$95,046

Adjustments
Business combination expense and other acquisition related costs(7)	1,953	385
Loss on extinguishment of debt	—	3,279
Catastrophic event-related charges, net	2,414	606
Loss of earnings - catastrophic event-related	200	300
(Gain) / loss on foreign currency translation	(25)	17,479
Other expense, net(6)	716	302
Deferred tax benefits	(147)	(130)
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$141,036	$117,267

Weighted average common shares outstanding - basic	107,932	92,410
Add
Common shares dilutive effect: March 2021 forward equity offering	229	—
Common stock issuable upon conversion of stock options	—	1
Restricted stock	191	524
Common OP units	2,596	2,412
Common stock issuable upon conversion of certain preferred OP units	791	1,166
Weighted Average Common Shares Outstanding - Fully Diluted	111,739	96,513

FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.22	$0.98

Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.26	$1.22

1st Quarter 2021 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to NOI(1)
(amounts in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$24,782	$(16,086)
Interest income	(2,631)	(2,350)
Brokerage commissions and other revenues, net	(5,960)	(3,913)
General and administrative expense	38,203	25,349
Catastrophic event-related charges, net	2,414	606
Business combination expense	1,232	—
Depreciation and amortization	123,304	83,689
Loss on extinguishment of debt	—	3,279
Interest expense	39,517	32,416
Interest on mandatorily redeemable preferred OP units / equity	1,036	1,041
(Gain) / loss on remeasurement of marketable securities	(3,661)	28,647
(Gain) / loss on foreign currency translation	(25)	17,479
Other expense, net(6)	1,099	972
(Income) / loss on remeasurement of notes receivable	(376)	2,112
Income from nonconsolidated affiliates	(1,171)	(52)
(Income) / loss on remeasurement of investment in nonconsolidated affiliates	(104)	2,191
Current tax (benefit) / expense	(229)	450
Deferred tax benefit	(147)	(130)
Preferred return to preferred OP units / equity	2,864	1,570
Income / (loss) attributable to noncontrolling interests	295	(962)
NOI(1)	$220,442	$176,308

	Three Months Ended
	March 31, 2021	March 31, 2020
Real Property NOI(1)	$204,652	$171,339
Home Sales NOI(1)	10,609	6,548
Service, retail, dining and entertainment NOI(1)	5,181	(1,579)
NOI(1)	$220,442	$176,308

1st Quarter 2021 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA(1)
(amounts in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$24,782	$(16,086)
Adjustments
Depreciation and amortization	123,304	83,689
Loss on extinguishment of debt	—	3,279
Interest expense	39,517	32,416
Interest on mandatorily redeemable preferred OP units / equity	1,036	1,041
Current tax expense / (benefit)	(229)	450
Deferred tax benefit	(147)	(130)
Income from nonconsolidated affiliates	(1,171)	(52)
Less: Gain on dispositions of assets, net	(8,155)	(5,562)
EBITDAre(1)	$178,937	$99,045
Adjustments
Catastrophic event-related charges, net	2,414	606
Business combination expense	1,232	—
(Gain) / loss on remeasurement of marketable securities	(3,661)	28,647
(Gain) / loss on foreign currency translation	(25)	17,479
Other expense, net(6)	1,099	972
(Income) / loss on remeasurement of notes receivable	(376)	2,112
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(104)	2,191
Preferred return to preferred OP units / equity	2,864	1,570
Income / (loss) attributable to noncontrolling interests	295	(962)
Plus: Gain on dispositions of assets, net	8,155	5,562
Recurring EBITDA(1)	$190,830	$157,222

1st Quarter 2021 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2021 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Debt Outstanding
Mortgage loans payable	$3,430,420	$3,444,967	$3,191,380	$3,205,507	$3,273,808
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Lines of credit and other debt	917,603	1,242,197	79,321	115,352	582,774
Total debt	$4,417,935	$4,757,076	$3,340,613	$3,390,771	$3,926,494

% Fixed / Floating
Fixed	79.3%	74.0%	97.6%	96.6%	85.2%
Floating	20.7%	26.0%	2.4%	3.4%	14.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	3.78%	3.78%	3.88%	3.88%	3.91%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Lines of credit and other debt(8)	1.75%	2.08%	1.32%	2.03%	1.85%
Total average	3.39%	3.37%	3.86%	3.86%	3.64%

Debt Ratios
Net Debt / Recurring EBITDA(1) (TTM)	6.1	6.9	5.0	4.8	5.6
Net Debt / Enterprise Value	19.7%	21.4%	18.3%	17.8%	22.6%
Net Debt / Gross Assets	31.8%	35.5%	31.6%	29.7%	35.6%

Coverage Ratios
Recurring EBITDA(1) (TTM) / Interest	5.0	4.9	4.8	4.5	4.5
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.8	4.8	4.6	4.4	4.3

Maturities / Principal Amortization Next Five Years	2021	2022	2023	2024	2025
Mortgage loans payable
Maturities	$—	$82,155	$185,618	$315,330	$50,528
Principal amortization	44,810	61,364	60,739	57,293	53,879
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	33,428	1,821
Preferred OP units - mandatorily redeemable	—	—	—	27,373	—
Lines of credit and other debt	7,494	13,233	377,876	519,000	—
Total	$52,304	$156,752	$624,233	$952,424	$106,228

Weighted average rate of maturities	—%	4.46%	4.08%	4.47%	4.04%
1st Quarter 2021 Supplemental Information     12          Sun Communities, Inc.

Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended
	Total Same Community				MH				RV
	March 31, 2021	March 31, 2020	Change	% Change	March 31, 2021	March 31, 2020	Change	% Change	March 31, 2021	March 31, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding Transient)	$215,471	$205,218	$10,253	5.0%	$172,741	$164,828	$7,913	4.8%	$42,729	$40,390	$2,339	5.8%
Real property - transient	25,907	28,870	(2,963)	(10.3)%	601	928	(327)	(35.2)%	25,306	27,942	(2,636)	(9.4)%
Other	7,047	5,895	1,152	19.5%	4,826	3,810	1,016	26.7%	2,222	2,085	137	6.6%
Total Operating	248,425	239,983	8,442	3.5%	178,168	169,566	8,602	5.1%	70,257	70,417	(160)	(0.2)%
Expense
Property Operating (9)(10)	73,015	69,189	3,826	5.5%	43,005	40,685	2,320	5.7%	30,010	28,504	1,506	5.3%
Real Property NOI(1)	$175,410	$170,794	$4,616	2.7%	$135,163	$128,881	$6,282	4.9%	$40,247	$41,913	$(1,666)	(4.0)%

	As of
	March 31, 2021	March 31, 2020	Change	% Change
Other Information
Number of properties	407	407	—

MH occupancy	97.3%
RV occupancy	100.0%
MH & RV blended occupancy(3)	97.9%

Adjusted MH occupancy(3)	98.4%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.8%	96.9%	1.9%

Sites available for development	7,373	6,975	398

Monthly base rent per site - MH	$599	$580	$19	3.2%(12)
Monthly base rent per site - RV(11)	$524	$499	$25	5.0%(12)
Monthly base rent per site - Total(11)	$582	$562	$20	3.5%(12)
1st Quarter 2021 Supplemental Information     13          Sun Communities, Inc.

Marina Summary
(amounts in thousands except for statistical data)

Three Months Ended
March 31, 2021
Financial Information
Revenues
Real property (excluding Transient)	$46,106
Real property - transient	868
Other	1,649
Total Operating	48,623
Expenses
Property Operating	23,575
Real Property NOI	25,048
Service, retail, dining and entertainment
Service, retail, dining and entertainment revenue	44,354
Service, retail, dining and entertainment expense	38,009
Service, Retail, Dining and Entertainment NOI	6,345

Marina NOI	$31,393

Other Information - Marinas	March 31, 2021
Number of properties(a)	110
Total wet slips and dry storage	38,753
(a) Marina properties comprised of four properties acquired in 2021 and 106 properties acquired in 2020.
1st Quarter 2021 Supplemental Information     14          Sun Communities, Inc.

MH and RV Acquisitions and Other Summary(13)
(amounts in thousands except for statistical data)

Three Months Ended
March 31, 2021
Financial Information
Revenues
Real property (excluding transient)	$7,189
Real property - transient	5,761
Other income	302
Total Operating	13,252
Expenses
Property Operating	9,058
Real Property NOI	$4,194

Other Information - MH and RVs	March 31, 2021
Number of properties	45
Occupied sites	4,864
Developed sites	5,730
Occupancy %	84.9%
Transient sites	6,598

1st Quarter 2021 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended
	March 31, 2021	March 31, 2020	Change	% Change
Financial Information
New Homes
New home sales	$22,972	$15,596	$7,376	47.3%
New home cost of sales	18,674	12,610	6,064	48.1%
Gross Profit – new homes	4,298	2,986	1,312	43.9%
Gross margin % – new homes	18.7%	19.1%	(0.4)%
Average selling price – new homes*	$154,174	$131,059	$23,115	17.6%

Pre-owned Homes
Pre-owned home sales	$29,227	$24,991	$4,236	17.0%
Pre-owned home cost of sales	18,584	17,422	1,162	6.7%
Gross Profit – pre-owned homes	10,643	7,569	3,074	40.6%
Gross margin % – pre-owned homes	36.4%	30.3%	6.1%
Average selling price – pre-owned homes*	$42,605	$38,806	$3,799	9.8%

Total Home Sales
Revenue from home sales	$52,199	$40,587	$11,612	28.6%
Cost of home sales	37,258	30,032	7,226	24.1%
Home selling expenses	4,332	4,007	325	8.1%
NOI(1) – home sales	$10,609	$6,548	$4,061	62.0%

Statistical Information
New home sales volume*	149	119	30	25.2%
Pre-owned home sales volume*	686	644	42	6.5%
Total home sales volume*	835	763	72	9.4%

1st Quarter 2021 Supplemental Information     16          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended
	March 31, 2021	March 31, 2020	Change	% Change
Financial Information
Revenues
Home rent	$17,022	$15,469	$1,553	10.0%
Site rent	19,117	18,007	1,110	6.2%
Total	36,139	33,476	2,663	8.0%

Expenses
Rental Program operating and maintenance	5,224	4,823	401	8.3%
Rental Program NOI(1)	$30,915	$28,653	$2,262	7.9%

Other Information
Number of sold rental homes*	211	234	(23)	(9.8)%
Number of occupied rentals, end of period*	11,473	11,431	42	0.4%
Investment in occupied rental homes, end of period	$621,869	$596,319	$25,550	4.3%
Weighted average monthly rental rate, end of period*	$1,055	$1,009	$46	4.6%

The Rental Program NOI is included in Real Property NOI. The Rental Program NOI is separately reviewed to assess the overall growth and performance of the Rental Program and its financial impact on the Company's operations.
1st Quarter 2021 Supplemental Information     17          Sun Communities, Inc.

MH and RV Property Summary

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
FLORIDA
Properties	128	128	127	125	125
MH & Annual RV Developed sites(14)	40,011	39,803	39,517	39,241	39,380
Occupied MH & Annual RV(14)	39,283	39,063	38,743	38,453	38,526
MH & Annual RV Occupancy %(14)	98.2%	98.1%	98.0%	98.0%	97.8%
Transient RV sites	5,823	6,011	5,993	5,547	5,311
Sites for development	1,497	1,497	1,427	1,427	1,527
MICHIGAN
Properties	74	74	74	72	72
MH & Annual RV Developed sites(14)	29,092	29,086	29,086	27,901	27,883
Occupied MH & Annual RV(14)	28,145	28,109	28,033	27,191	26,863
MH & Annual RV Occupancy %(14)	96.7%	96.6%	96.4%	97.5%	96.3%
Transient RV sites	541	546	546	572	590
Sites for development	1,182	1,182	1,182	1,182	1,115
CALIFORNIA
Properties	36	35	34	32	31
MH & Annual RV Developed sites(14)	6,734	6,675	6,372	6,364	5,986
Occupied MH & Annual RV(14)	6,609	6,602	6,290	6,272	5,948
MH & Annual RV Occupancy %(14)	98.1%	98.9%	98.7%	98.6%	99.4%
Transient RV sites	2,418	2,231	2,236	1,978	1,947
Sites for development	127	373	373	264	302
TEXAS
Properties	24	24	24	23	23
MH & Annual RV Developed sites(14)	7,928	7,766	7,659	7,641	7,627
Occupied MH & Annual RV(14)	7,671	7,572	7,427	7,289	7,076
MH & Annual RV Occupancy %(14)	96.8%	97.5%	97.0%	95.4%	92.8%
Transient RV sites	1,773	1,810	1,917	1,590	1,612
Sites for development	1,275	1,378	1,378	565	555
ONTARIO, CANADA
Properties	16	15	15	15	15
MH & Annual RV Developed sites(14)	4,199	4,090	4,067	3,980	3,977
Occupied MH & Annual RV(14)	4,199	4,090	4,067	3,980	3,977
MH & Annual RV Occupancy %(14)	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	964	966	920	1,007	1,009
Sites for development	1,525	1,525	1,593	1,593	1,608
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites(14)	1,897	1,897	1,898	1,898	1,892
Occupied MH & Annual RV(14)	1,746	1,739	1,736	1,735	1,721
MH & Annual RV Occupancy %(14)	92.0%	91.7%	91.5%	91.4%	91.0%
Transient RV sites	108	108	107	107	113
Sites for development	—	—	—	—	—
ARIZONA
Properties	14	14	13	13	13
MH & Annual RV Developed sites(14)	4,391	4,323	4,274	4,259	4,268
Occupied MH & Annual RV(14)	4,101	4,030	3,957	3,932	3,923
MH & Annual RV Occupancy %(14)	93.4%	93.2%	92.6%	92.3%	91.9%
Transient RV sites	1,270	1,337	1,386	1,401	1,392
Sites for development	—	—	—	—	—

1st Quarter 2021 Supplemental Information     18          Sun Communities, Inc.

MH and RV Property Summary

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
MAINE
Properties	13	13	7	7	7
MH & Annual RV Developed sites(14)	2,190	2,190	1,092	1,074	1,083
Occupied MH & Annual RV(14)	2,119	2,121	1,089	1,069	1,079
MH & Annual RV Occupancy %(14)	96.8%	96.8%	99.7%	99.5%	99.6%
Transient RV sites	805	805	819	837	828
Sites for development	30	30	30	30	30
INDIANA
Properties	12	12	11	11	11
MH & Annual RV Developed sites(14)	3,087	3,087	3,087	3,087	3,087
Occupied MH & Annual RV(14)	2,961	2,950	2,957	2,961	2,914
MH & Annual RV Occupancy %(14)	95.9%	95.6%	95.8%	95.9%	94.4%
Transient RV sites	1,089	1,089	534	534	534
Sites for development	277	277	277	277	277
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites(14)	2,453	2,453	2,453	2,441	2,423
Occupied MH & Annual RV(14)	2,395	2,380	2,365	2,327	2,318
MH & Annual RV Occupancy %(14)	97.6%	97.0%	96.4%	95.3%	95.7%
Transient RV sites	962	962	930	574	291
Sites for development	1,250	1,250	1,282	1,566	1,867
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites(14)	1,776	1,777	1,833	1,827	1,816
Occupied MH & Annual RV(14)	1,769	1,767	1,822	1,816	1,806
MH & Annual RV Occupancy %(14)	99.6%	99.4%	99.4%	99.4%	99.4%
Transient RV sites	456	460	404	410	421
Sites for development	151	151	151	151	151
NEW YORK
Properties	10	9	9	9	9
MH & Annual RV Developed sites(14)	1,452	1,419	1,414	1,403	1,400
Occupied MH & Annual RV(14)	1,415	1,380	1,371	1,358	1,355
MH & Annual RV Occupancy %(14)	97.5%	97.3%	97.0%	96.8%	96.8%
Transient RV sites	1,689	1,422	900	911	916
Sites for development	371	371	371	371	371
OHIO
Properties	9	9	9	9	9
MH & Annual RV Developed sites(14)	2,797	2,790	2,790	2,778	2,768
Occupied MH & Annual RV(14)	2,760	2,755	2,758	2,736	2,702
MH & Annual RV Occupancy %(14)	98.7%	98.7%	98.9%	98.5%	97.6%
Transient RV sites	128	135	135	147	152
Sites for development	22	22	22	22	59
OTHER STATES
Properties	80	77	73	74	73
MH & Annual RV Developed sites(14)	17,310	16,896	16,484	16,578	16,392
Occupied MH & Annual RV(14)	16,796	16,394	15,977	16,046	15,788
MH & Annual RV Occupancy %(14)	97.0%	97.0%	96.9%	96.8%	96.3%
Transient RV sites	8,269	7,161	6,901	6,745	6,764
Sites for development	1,969	1,969	2,044	2,294	2,428

1st Quarter 2021 Supplemental Information     19          Sun Communities, Inc.

MH and RV Property Summary

	3/31/2021		12/31/2020	9/30/2020	6/30/2020	3/31/2020
TOTAL - MH AND ANNUAL RV PORTFOLIO
Properties	452		446	432	426	424
MH & Annual RV Developed sites(14)	125,317		124,252	122,026	120,472	119,982
Occupied MH & Annual RV(14)	121,969		120,952	118,592	117,165	115,996
MH & Annual RV Occupancy %(14)	97.3%	(15)	97.3%	97.2%	97.3%	96.7%
Transient RV sites	26,295		25,043	23,728	22,360	21,880
Sites for development(16)	9,676		10,025	10,130	9,742	10,290
% Communities age restricted	32.7%		33.2%	33.6%	34.0%	34.0%

Marina Property Summary(a)

	3/31/2021	12/31/2020
FLORIDA
Properties	16	14
Total wet slips and dry storage spaces	3,796	3,564
CONNECTICUT
Properties	11	11
Total wet slips and dry storage spaces	3,257	3,254
RHODE ISLAND
Properties	11	11
Total wet slips and dry storage spaces	2,676	2,656
MASSACHUSETTS
Properties	9	7
Total wet slips and dry storage spaces	2,613	2,193
NEW YORK
Properties	8	8
Total wet slips and dry storage spaces	2,524	2,524
MARYLAND
Properties	8	8
Total wet slips and dry storage spaces	2,104	2,106
OTHER STATES
Properties	47	47
Total wet slips and dry storage spaces	21,783	21,855
TOTAL - MARINA PORTFOLIO
Properties	110	106
Total wet slips and dry storage spaces	38,753	38,152
(a) Total wet slips and dry storage spaces are adjusted each quarter based on sites configuration and usability.

1st Quarter 2021 Supplemental Information     20          Sun Communities, Inc.

Capital Improvements, Development and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average / MH & RV Site*	Recurring Capital Expenditures Average / Marina Site*	Recurring Capital Expenditures - MH / RV(17)	Recurring Capital Expenditures - Marina(17)	Lot Modifications(18)	Acquisitions(19)	Expansion and Development(20)	Growth Projects(21)
YTD 2021	$86	$79	$10,544	$3,144	$7,260	$173,307	$46,859	$18,051
2020	$265	N/A	$31,398	$2,074	$29,789	$3,105,296	$248,146	$28,315
2019	$345	N/A	$30,382	N/A	$31,135	$930,668	$281,808	$9,638

1st Quarter 2021 Supplemental Information     21          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	505	212	59	48	448
Michigan	140	36	11	351	48
Ontario, Canada	325	18	11	—	64
Texas	82	99	14	86	18
Arizona	20	71	11	8	60
Indiana	17	11	2	68	5
Ohio	38	5	—	19	3
California	32	7	6	3	34
Colorado	—	15	12	6	9
Connecticut	11	7	9	—	9
New York	54	8	—	1	4
New Hampshire	—	2	3	—	10
Maine	54	(2)	1	4	—
Other states	510	25	10	92	46
Three Months Ended March 31, 2021	1,788	514	149	686	758

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2020	5,365	2,505	570	2,296	2,557
2019	4,139	2,674	571	2,868	2,231

Percentage Trends	Resident Move-outs	Resident Re-sales
2021 TTM	3.2%	7.2%
2020	3.3%	6.9%
2019	2.6%	6.6%

1st Quarter 2021 Supplemental Information     22          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
1st Quarter 2021 Supplemental Information     23          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2021 average exchange rates.
(3)The MH and RV blended occupancy is derived from 119,587 developed sites, of which 117,105 were occupied. The adjusted MH and RV blended occupancy percentage for 2020 has been adjusted to reflect incremental period-over-period growth from newly rented expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted MH and RV blended occupancy percentage for 2021 is derived from 118,526 developed sites, of which 117,105 were occupied. The number of developed sites excludes RV transient sites and over 1,050 recently completed but vacant MH expansion sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site gains do not include occupied sites acquired during that year.
(6)Other expense, net was as follows (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Foreign currency remeasurement loss	$(20)	$(220)
Contingent consideration expense	(71)	(82)
GTSC repair reserve	(383)	(670)
Non-cash lease amortization expense	(625)	—
Other expense, net	$(1,099)	$(972)

(7)Other acquisition related costs represent the expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. These costs also include nonrecurring integration expenses associated with a new acquisition.
(8)Lines of credit and other debt includes the Company's MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for the quarter ended March 31, 2021, 6.0 percent for the quarters ended December 31, September 30 and June 30, 2020, and 7.0 percent for the quarter ended March 31, 2020. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(9)Same Community results net $16.5 million and $14.8 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter ended March 31, 2021 and 2020, respectively.
(10)Same Community supplies and repair expense excludes $0.4 million for the quarter ended March 31, 2020, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(11)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(12)Calculated using actual results without rounding.
(13)MH and RV acquisitions and other is comprised of six properties acquired and three properties that the Company has an interest in, but does not operate in 2021, 23 properties acquired in 2020, two Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, six recently opened ground-up developments, one property undergoing redevelopment, four properties previously classified as held for sale and other miscellaneous transactions and activity.
(14)Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(15)As of March 31, 2021, total portfolio MH occupancy was 96.5 percent inclusive of the impact of over 1,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
1st Quarter 2021 Supplemental Information     24          Sun Communities, Inc.

(16)Total sites for development were comprised of approximately 77.3 percent for expansion, 20.4 percent for greenfield development and 2.3 percent for redevelopment.
(17)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades.The minimum capitalized amount is five hundred dollars.
(18)MH lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer's installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(19)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. These costs for the quarter ended March 31, 2021 include $16.1 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company's operating standards. For the years ended December 31, 2020 and 2019, these costs were $40.6 million and $50.7 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(20)Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts.
(21)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
1st Quarter 2021 Supplemental Information     25          Sun Communities, Inc.